[LETTERHEAD OF SCHERING CORPORATION]


                                                               September 8, 1999

Mr. Randall E. Woods
President and Chief Executive Officer
Corvas International, Inc.
3030 Science Park Road
San Diego, California 92121

RE:      Factor Xa Research Programs

Dear Mr. Woods:

         This "Letter of Agreement" is to notify you of Schering's decision to extend the term of the Factor Xa Research Program under the Agreement by and between Corvas International, Inc. ("Corvas") and Schering Corporation and Schering-Plough Ltd. (collectively "Schering"), effective as of December 14, 1994, as amended by that certain Letter of Understanding signed on December 17, 1996, as extended by that certain Letter of Agreement dated December 15, 1998 (extending the term of the Factor Xa Research Program through September 14,
1999), as further amended by that certain Amendment Agreement dated February 18, 1999, as further amended by that certain Second Amendment Agreement dated June 29, 1999 (the Agreement, with all amendments and extensions, hereby referred to collectively as the "Agreement"), subject to the following modifications:

         1. The Factor Xa Research Program shall be extended for an additional period of three (3) months to terminate on December 14, 1999 (the "Extension").

         2. Schering shall pay to Corvas one million dollars ($1,000,000) in research funding for the three month extension, such payment to be made on or before September 30, 1999.

         3. Schering and Corvas shall, within fourteen (14) days of the date hereof, amend Exhibit G of the Agreement to set forth the responsibilities of the parties with respect to performance of the research collaboration during the Extension.

Mr. Randall E. Woods                   2                       September 8, 1999



         4. Except as specifically amended hereby, all other terms and provisions of the Agreement shall remain unchanged and in full force and effect.

         Unless otherwise defined herein, capitalized terms herein shall have the same meanings as set forth in the Agreement.

         We at Schering look forward to continuing our collaborative research efforts under the Agreement.

         Please indicate Corvas' acceptance and agreement to the provisions set forth in this Letter of Agreement by signing below on behalf of Corvas and returning one signed original to Schering.



      Very truly yours,
                         LEGAL REVIEW                               LEGAL REVIEW
      Schering Corporation                        Schering -Plough Ltd.

      /s/ DAVID POORVIN, PH.D.                    /s/ DAVID POORVIN, PH.D.
      -------------------------                   -------------------------
      David Poorvin, Ph.D.                        David Poorvin, Ph.D.
      Vice President                              Prokurist



Acknowledged and Agreed to
Corvas International, Inc.

By:  /s/ RANDALL E. WOODS
     --------------------------
Title:  President and CEO
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Date:  September 10, 1999
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